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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        APRIL 27, 2004 (APRIL 12, 2004)




                         BEHRINGER HARVARD REIT I, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           MARYLAND                       333-91532              68-0509956
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)             Number)           Identification No.)


           1323 NORTH STEMMONS FREEWAY, SUITE 210, DALLAS, TEXAS 75207
                (Address of principal executive offices Zip Code)


                                 (866) 655-1605
              (Registrant's telephone number, including area code)


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ITEM 2.       ACQUISITION OF ASSETS

       On April 12, 2004, Behringer Harvard REIT I, Inc., (the "Registrant") acquired an undivided 36.31276% tenant in common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas (the "Property"). The purchase price for the Registrant's 36.31276% undivided tenant in common interest in the Property was $10,403,606, plus its proportionate share of the closing costs. The Registrant used borrowings of $7,262,552 under a Loan Agreement (the "Loan Agreement") with State Farm Life Insurance Company (the "Lender") to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the Registrant's offering of its common stock to the public. The Registrant's tenant in common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly owned by the Registrant's operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between SVF Enclave Limited Partnership, an unrelated third party, (the "Seller"), and Behringer Advisors LP, the Registrant's advisor. In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the Registrant's interest in the Property, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the Property's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot, and occupancy. The Registrant's advisor believes that the Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

       Enclave on the Lake, which was constructed in 1999, is 100% leased to two tenants; SBM-IMODCO, Inc. and Atlantia Offshore Limited, both 100% wholly-owned subsidiaries of IHC Caland N.V., a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland N.V. has not provided any guaranties with respect to the payment of rent under the leases.

       Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, Inc., manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $173,771 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

       Atlantia Offshore Limited was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia Offshore Limited leases 80,428 square feet for a current monthly base rent of $154,154 under a lease that expires in February 2012. Atlantia Offshore Limited has two five-year renewal options available.

       The remaining tenant in common interests in the Property were acquired by various investors who purchased their interests in a private offering sponsored by the Registrant's affiliate, Behringer Harvard Holdings, LLC. Each tenant in common investor, including the Registrant, is a borrower under the Loan Agreement. The total borrowings of all tenant in common interest holders under the Loan Agreement was $20,000,000 (the "Loan"). The interest rate under the Loan is fixed at 5.45% per annum. The Loan Agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the Loan Agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the Loan Agreement. The Loan has a seven year term.

       Under the Loan Agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Property, except that subject to non-recourse

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provisions that provide that the Lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Property, except as to a borrower and its guarantors, such borrower's Acts and Omissions (as defined below). Behringer Harvard Holdings, LLC and Robert M. Behringer are guarantors of the Registrant's interest in the Loan. Each borrower and its guarantors (the "Liable Parties") are liable for all losses incurred by the Lender attributable to the acts or omissions of the applicable Liable Party arising from or related to the following (the "Acts and Omissions"):

1. Any rents received by any of the Liable Parties from tenants of the Property and not applied to the indebtedness or the operating expenses of the Property in accordance with the Loan Agreement, either within one hundred eighty
(180) days prior to such Event of Default or any time after an Event of Default;

2. The misapplication or misappropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by the Liable Parties, any affiliate of the Liable Parties or any other person or entity (other than the Lender) in connection with the operation of the Property in violation of the Loan Agreement or any leases affecting the Property;

3. Any amount(s) necessary to repair or replace any damage to or destruction of the Property which is caused by any willful or wanton act or omission on the part of any of the Liable Parties including, without limitation, waste or any act of arson or malicious destruction by any of the Liable Parties;

4. The failure to maintain insurance as required by the Loan Agreement or any leases affecting the Property or the failure to timely pay insurance premiums, real estate taxes, regular or special assessments or utility charges affecting the Property to the extent funds (plus any distributions made to the tenants in common during the period of such failure) are, or were, available from the operation of the Property;

5. Any payments, dividends or distributions made to any Liable Party in violation of the terms of the Loan Agreement either within one hundred eighty
(180) days prior to such Event of Default or any time after such Event of Default;

6.     Transfers of any interest in the Property in violation of the Loan
Agreement;

7. Any insurance proceeds or condemnation awards received by any of the Liable Parties and not delivered over to the Lender or used for restoration of the Property in accordance with the terms of the Loan Agreement;

8. Any fraud or willful misrepresentation of a material fact by any of the Liable Parties in any document executed or presented to the Lender in connection with the Loan; or

9. Any use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Property of any materials, substances or wastes defined or classified as hazardous or toxic under applicable Federal, State or local laws or regulations or arising out of or from any failure on the part of any of the Liable Parties to comply with the provisions of the Environmental Indemnification Agreement for which each borrower and its guarantor is liable regardless of fault.

       In general, no sale, encumbrance or other transfer of interest in the Property, including the Registrant's tenant in common interest, is permitted without the Lender's prior written consent. The Registrant has the right prior to October 1, 2004 (the "Syndication Period"), to sell and transfer one or more undivided interests in the Property. Transfer of an interest in the Property, with an assumption of the Loan by the buyer, is subject to Lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,500 processing fee

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and upon the recommended approval of such transfer, an approval fee of $2,500.
After the end of the Syndication Period, the Loan allows for the transfers of up to six additional tenants in common.

       The tenants in common, including the Registrant, have also entered into both a Tenants in Common Agreement and a Property and Asset Management Agreement. The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by Behringer Harvard TIC Management Services LP, a Texas limited partnership which is a subsidiary of the Registrant's property manager (the "Property Manager") Under the Tenants in Common Agreement if any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the Property and Asset Management Agreement, the Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

       All of the tenants in common must approve certain decisions relating to the Property, including any future sale, exchange, lease, release of all or a portion of the Property, any loans or modifications of any loans secured by the Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Property require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant in common's interest for fair market value.

       Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Property or any part thereof, provided that any transferee shall take such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement (to the extent the Property and Asset Management Agreement is then in effect); provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including the Registrant, and second the other tenants in common, with the right to make an offer to purchase such selling party's interest.

       Under the Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from the Property, and all cash proceeds from any sale, exchange or refinancing of the Property, and all liabilities of the Property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the Property.

       The tenants in common have no right to possession of the Property. However, any tenant in common may partition the Property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value (as defined in the Tenants in Common Agreement) and second, offering to sell its undivided interest to the other tenants in common at fair market value.

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       The Tenants in Common Agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant in common's undivided interest in the Property at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Loan Agreement, the Property and Asset Management Agreement and/or the Tenants in Common Agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant in common's interest.

       In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in the Property by providing notice of its election to exercise this option to the Tenants in Common no sooner than three months prior to the end of the State Farm Loan term and no later than 30 days prior to the end of the State Farm Loan for the fair market value of the interests. In the Registrant's discretion, it may offer the tenants in common the option to exchange their interests for partnership interests in the Registrant's operating partnership, Behringer Harvard Operating Partnership I LP, at then current fair market value of the Registrant's common stock.

       The Property and Asset Management Agreement remains in effect until the earlier to occur of (i) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Tenants in Common Agreement and the Property and Asset Management Agreement), or (ii) December 31, 2025; provided, however, the Property and Asset Management Agreement terminates on December 31, 2004 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property and Asset Management Agreement. In addition, the Property and Asset Management Agreement may be terminated by the Property Manager for any reason upon 60 days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

       The Property Manager has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the Property on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from Property cash flow or reserves and to require additional cash contributions from the tenants in common.

       As compensation for its services, the Property Manager or its affiliates is entitled to certain reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

1      A Property Management Fee equal to 3.0% of the monthly gross revenues from the Property. Upon a sale of the Property, the Property Manager shall receive additional compensation equal to the previous month's Property Management Fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

2      An annual Asset Management Fee of $42,000 for supervising the overall management and operation of the Property. The Asset Management Fee is pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Property Manager may defer, in its sole discretion, all or any portion of such Asset Management Fee. Any such unpaid Asset Management Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Property and Asset Management Agreement, (ii) the sale of the Property, or (iii) ten years from the accrual of any such unpaid Asset Management Fee. Upon termination of the Property and Asset Management Agreement or upon a sale of the property, the parties will prorate the Asset Management Fee on a daily basis to the effective date

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of such cancellation or termination.

3      A Leasing Commission equal to (i) 4.0% of base rent of new leases, expansions, extensions and renewals that are not co-brokered; or (ii) 6.0% of base rent of leases that are co-brokered. Leasing commissions due with respect to new leases shall be payable 50% upon the execution of the lease by both the owner and the lessee and receipt by the owner of any required security deposit and 50% within ten days of the date the lessee accepts its leased premises.

4      A Construction Management Fee equal to 5.0% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to the Property.

5      A Financing Fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Loan. Any financing fee will be payable to the Property Manager or its Affiliate whether or not an outside loan broker is used.

6      In connection with any sale, exchange or other disposition of the
Property, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.5% of the sales price if the Property Manager or its Affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Property Manager.

       Notwithstanding the foregoing, no fees charged to the Registrant that would be charged to the Registrant by its advisor or by its general property manager, HPT Management Services LP, will exceed those which may be charged to the Registrant by the Property Manager for Enclave on the Lake.

       Behringer Harvard Holdings is the parent company of the Registrant's advisor, Behringer Advisors LP. As of March 31, 2004, Robert Behringer, the Registrant's President, Chief Executive Officer and Chairman of the Board, owned approximately 54% of the limited liability company interests of Behringer Harvard Holdings and all of its voting interests. In addition, Mr. Behringer is sole manager of Behringer Harvard Holdings.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before June 25, 2004, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

     (B) PRO FORMA FINANCIAL INFORMATION.

         See Paragraph (a) above.

     (C) EXHIBITS.

         Exhibit 99.1    Press release dated April 27, 2004


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                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BEHRINGER HARVARD REIT I, INC.



Dated:  April 27, 2004             By: /s/ Gary S. Bresky
                                      --------------------------------
                                           Gary S. Bresky
                                           Chief Financial Officer and Treasurer







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                                  EXHIBIT INDEX

Exhibits

99.1     Press release dated April 27, 2004











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